EVITTS RESORT, LLC (dba ROCKY GAP CASINO & RESORT)

FINANCIAL STATEMENTS FOR THE QUARTERLY PERIOD ENDED

MARCH 31, 2023

EVITTS RESORT, LLC (dba ROCKY GAP CASINO & RESORT)

EVITTS RESORT, LLC (dba ROCKY GAP CASINO & RESORT)

BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$6,389	$5,145
Accounts receivable, net	1,929	2,354
Prepaid expenses	431	539
Inventories	642	548
Other	169	46
Total current assets	9,560	8,632
Property and equipment, net	22,219	22,925
Operating lease right-of-use assets, net	5,916	5,943
Intangible assets, net	972	1,011
Other assets	5	9
Total assets	38,672	38,520
LIABILITIES AND MEMBER'S EQUITY
Current liabilities
Current portion of finance leases	$103	$103
Current potion of operating leases	437	437
Accounts payable	1,293	1,195
Accrued payroll and related	1,090	1,071
Accrued liabilities	2,414	1,972
Total current liabilities	5,337	4,778
Non-current finance leases	193	204
Non-current operating leases	5,388	5,310
Total liabilities	10,918	10,292
Commitments and contingencies (Note 6)
Member's equity
Member's equity	992	992
Retained earnings	26,762	27,236
Total member's equity	27,754	28,228
Total liabilities and member's equity	$38,672	$38,520

The accompanying notes are an integral part of these financial statements.

EVITTS RESORT, LLC (dba ROCKY GAP CASINO & RESORT)

STATEMENTS OF OPERATIONS

(In thousands)

	Three Months Ended March 31,
	2023	2022
Revenues
Gaming	$14,514	$14,457
Food and beverage	1,866	1,647
Rooms	1,545	1,474
Other	203	314
Total revenues	18,128	17,892
Expenses
Gaming	7,665	7,350
Food and beverage	1,217	1,051
Rooms	722	699
Other	141	158
Selling, general and administrative	3,369	3,172
Depreciation and amortization	745	970
Total expenses	13,859	13,400
Operating income	4,269	4,492
Non-operating expenses
Interest expense	3	4
Net income	$4,266	$4,488

The accompanying notes are an integral part of these financial statements.

EVITTS RESORT, LLC (dba ROCKY GAP CASINO & RESORT)

STATEMENTS OF MEMBER’S EQUITY

(In thousands)

Member's Equity
Balance, January 1, 2022	$30,264
Net income	4,488
Distributions	(4,510)
Balance, March 31, 2022	$30,242

Balance, January 1, 2023	$28,228
Net income	4,266
Distributions	(4,740)
Balance, March 31, 2023	$27,754

The accompanying notes are an integral part of these financial statements.

EVITTS RESORT, LLC (dba ROCKY GAP CASINO & RESORT)

STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net income	$4,266	$4,488
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	745	970
Non-cash lease expense	106	106
Provision for credit losses	25	2
Changes in operating assets and liabilities:
Accounts receivable	401	73
Prepaid expenses, inventories and other current assets	(109)	(200)
Other assets	3	3
Accounts payable and other accrued expenses	579	(102)
Net cash provided by operating activities	6,016	5,340
Cash flows from investing activities
Purchases of property and equipment, net change in construction payables	(21)	(370)
Net cash used in investing activities	(21)	(370)
Cash flows from financing activities
Distribution to Parent	(4,740)	(4,510)
Principal payments under finance leases	(11)	(9)
Net cash used in financing activities	(4,751)	(4,519)
Cash and cash equivalents
Change in cash and cash equivalents	1,244	451
Balance, beginning of period	5,145	6,987
Balance, end of period	$6,389	$7,438

Supplemental cash flow disclosures
Cash paid for interest	$3	$4
Non-cash investing and financing activities
Payables incurred for capital expenditures	—	271

The accompanying notes are an integral part of this financial statement.

EVITTS RESORT, LLC (dba ROCKY GAP CASINO & RESORT)

NOTES TO FINANCIAL STATEMENTS

Note 1 – Nature of Business and Basis of Presentation

Overview

The accompanying financial statements include the accounts of Evitts Resort, LLC, dba Rocky Gap Casino & Resort (the “Company” or “Rocky Gap”), a wholly owned subsidiary of Golden Entertainment, Inc. (the “Parent” or “Member”). The Company’s casino resort is situated on approximately 270 acres in the Rocky Gap State Park, which are leased from the Maryland Department of Natural Resources (the “Maryland DNR”) under a 40-year ground lease expiring in 2052 with an option to review for an additional 20 years. As of March 31, 2023, Rocky Gap offered 630 video lottery terminals, 16 table games, two casino bars, three restaurants, a spa and the only Jack Nicklaus signature golf course in Maryland. Rocky Gap is a AAA Four Diamond Award® winning resort with 198 hotel rooms and includes an event and conference center. The Parent owns and operates a diversified entertainment platform, consisting of a portfolio of gaming assets that focus on casino and distributed gaming operations (including gaming in its branded taverns).

On August 24, 2022, the Parent entered into definitive agreements to sell Rocky Gap to Century Casinos, Inc. (“Century”) and VICI Properties, L.P. (“VICI”), an affiliate of VICI Properties Inc., for aggregate consideration of $260.0 million (the “Rocky Gap Transactions”). Specifically, Century agreed to acquire the operations of Rocky Gap from the Parent for $56.1 million in cash (subject to adjustment based on Rocky Gap’s working capital and cage cash at closing), subject to the conditions and terms set forth therein, and VICI agreed to acquire the real estate assets relating to Rocky Gap from the Parent for $203.9 million in cash, subject to the conditions and terms set forth therein. The Rocky Gap Transactions are required by their terms to close concurrently and are expected to close during the second quarter of 2023, subject to the satisfaction or waiver of customary regulatory approvals and closing conditions.

Basis of Presentation

The accompanying financial statements have been prepared from the Company’s financial records and may not necessarily be indicative of the conditions that would have existed, or indicative of the results of operations, if Rocky Gap had operated as an independent entity unaffiliated with the Parent.

Significant Accounting Policies

There have been no changes to the significant accounting policies disclosed in the Company’s Annual Report.

Recent Accounting Pronouncements

Changes to GAAP are established by the Financial Accounting Standards Board (“FASB”), in the form of Accounting Standards Updates (“ASUs”), to the FASB’s ASC. The Company considers the applicability and impact of all ASUs. While management continues to assess the possible impact of the adoption of new accounting standards and the future adoption of the new accounting standards that are not yet effective on the Company’s financial statements, management does not believe that any of the recently issued accounting standards are likely to have a material impact on the Company’s financial statements.

Note 2 – Distributions to Parent

The Company distributed cash of $4.7 million and $4.5 million to its Parent for the three months ended March 31, 2023 and 2022, respectively.

Note 3 – Property and Equipment

Property and equipment, net, consisted of the following:

	March 31,	December 31,
(In thousands)	2023	2022
Building and land improvements	$28,948	$28,948
Furniture and equipment	24,996	24,996
Construction in progress	20	20
Property and equipment	53,964	53,964
Accumulated depreciation	(31,745)	(31,039)
Property and equipment, net	$22,219	$22,925

Depreciation expense was $0.7 million and $1.0 million for the months ended March 31, 2023 and 2022, respectively. Furniture and equipment includes $0.6 million of assets under finance lease obligations at March 31, 2023 and 2022. Accumulated depreciation associated with these assets was less than $0.1 million at March 31, 2023 and 2022.

Note 4 – Intangible Assets

Intangible assets, net, consisted of the following:

	March 31, 2023
(In thousands)	Useful Life (Years)	Gross Carrying Value	Cumulative Amortization	Intangible Assets, Net
Gaming license	15	$2,100	$(1,385)	$715
Other intangible assets	25	448	(191)	257
Total intangible assets		$2,548	$(1,576)	$972

	December 31, 2022
(In thousands)	Useful Life (Years)	Gross Carrying Value	Cumulative Amortization	Intangible Assets, Net
Gaming license	15	$2,100	$(1,350)	$750
Other intangible assets	25	448	(187)	261
Total intangible assets		$2,548	$(1,537)	$1,011

Amortization expense was less than $0.1 million for each of the three months ended March 31, 2023 and 2022.

Note 5 – Accrued Liabilities

Accrued liabilities consisted of the following:

	March 31,	December 31,
(In thousands)	2023	2022
Gaming liabilities	$895	$884
Accrued taxes, other than income taxes	440	559
Player loyalty program liabilities	322	304
Deposits	757	225
Total current accrued liabilities	$2,414	$1,972

Note 6 – Commitments and Contingencies

Miscellaneous Legal Matters

The Company is subject to various claims and litigation in the normal course of business. In management’s opinion, all pending legal matters are either adequately covered by insurance or, if not insured, will not have a material adverse effect on the financial statements.